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                                                                   Exhibit 10(p)

                          CREDIT ACCEPTANCE CORPORATION
                           DIRECTOR STOCK OPTION PLAN


         1. PURPOSE. The purpose of the Plan is to promote the best interests of the Company and its shareholders by attracting and motivating highly qualified individuals to serve as Directors, to encourage Directors' continued service on the Board and to encourage Directors to acquire an ownership interest in the Company, thus identifying their interests with those of the shareholders.

         2. ADMINISTRATION. The Board of Directors shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The decision of the Board on any question concerning the interpretation of the Plan or any option granted under the Plan shall be final and binding upon all Participants.

         3. PARTICIPANTS. Participants in the Plan shall be directors of the Company who are not Employees. The Board may grant options to an individual upon the condition that the individual become a Director, provided that the option shall be deemed to be granted only on the date the individual becomes Director and shall otherwise be void.

         4. STOCK. The stock subject to options under the Plan shall be the Common Stock. The total amount of Common Stock on which options may be granted under the Plan shall not exceed 200,000 shares, subject to adjustment in accordance with Section 10. Shares subject to any unexercised portion of a terminated, cancelled, forfeited or expired option granted under the Plan may again be subjected to options under the Plan.

         5. AWARD OF OPTIONS. Subject to the limitations set forth in the Plan, the Board of Directors from time to time may grant options to such Participants and for such number of shares of Common Stock and upon such other terms (including, without limitation, the exercise price and the times at which the option may be exercised) as it shall designate. Each option shall be evidenced by a stock option agreement in such form and containing such provisions as the Board shall deem appropriate, provided that such terms shall not be inconsistent with the Plan. The exercise price per share shall not be less than the Fair Market Value per share of the Common Stock on the date of grant and the expiration date shall be no later than the tenth anniversary of the date of grant. The date on which an option is granted shall be the date of the Board's authorization of the option or such later date as shall be determined by the Committee at the time the option is authorized. Any option granted under this Plan shall become immediately exercisable in full upon a Change of Control unless otherwise provided in the option agreement evidencing such option.

         6. PAYMENT FOR SHARES. The purchase price for shares of Common Stock to be acquired upon exercise of an option granted hereunder shall be paid in full, at the time of exercise, in any of the following ways: (a) in cash, (b) by certified check, bank draft or money order, or (c) by delivery to the Company of a properly executed exercise notice, acceptable to the Company, together with


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irrevocable instructions to the Participant's broker to deliver to the Company a sufficient amount of cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Company and the brokerage firm ("Cashless Exercise") if, at the time of exercise, the Company has entered into such an agreement.

         7. WITHHOLDING TAXES. The Company shall have the right to withhold from a Participant's compensation or require a Participant to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an option.

         8. NON-ASSIGNABILITY. No option shall be transferable by a Participant except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. During the lifetime of a Participant, an option shall be exercised only by the optionee. No transfer of an option shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and such evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of the option.

         9. TERMINATION OF SERVICE. Unless otherwise provided in the stock option agreement relating to a particular option: (a) if, prior to the date that such option shall first become exercisable, the Participant shall cease to be a Director for any reason or no reason, the Participant's right to exercise the option shall terminate and all rights thereunder shall cease; and (b) if, on or after the date that such option shall first become exercisable, a Participant shall cease to be a director for any reason other than death or Disability, the Participant shall have the right, prior to the earlier of (i) the expiration of the option or (ii) three months after such termination, to exercise the option to the extent that it was exercisable and is unexercised on the date of such termination, subject to any other limitation on the exercise of the option in effect at the date of exercise; and (c) if, on or after the date that such option shall have become exercisable, the Participant shall die or become Disabled while a Participant, the Participant or the administrator of the estate of the Participant (as the case may be), or the person or persons to whom the option shall have been transferred by will or by the laws of descent and distribution, shall have the right, prior to the earlier of (i) the expiration of the option or (ii) one year from the date of the Participant's death or termination due to such Disability to exercise the option to the extent that it was exercisable and unexercised on the date of such termination, subject to any other limitation on exercise in effect at the date of exercise.

         10. ADJUSTMENTS. In the event that the Board of Directors shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then



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the Board shall, in such manner as it may deem equitable, adjust any or all of
(a) the number and type of shares of Common Stock which thereafter may be made the subject of options, (b) the number and type of shares of Common Stock subject to outstanding options, and (c) the exercise price with respect to any option, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding option. In the event of a Change of Control, options under the Plan shall be treated as the Board may determine (including acceleration of vesting and settlements of options) at the time of grant or at a subsequent date as provided in the stock option agreement reflecting the grant of such options.

         11. RIGHTS PRIOR TO ISSUANCE OF SHARES. No Participant shall have any rights as a shareholder with respect to any shares covered by an option until the issuance of a stock certificate to the Participant for such shares. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date such certificate is issued.

         12. TERMINATION AND AMENDMENT.

             (a) The Board of Directors may terminate the Plan, or the granting of options under the Plan, at any time. Termination of the Plan shall not affect the rights of the holders of any options previously granted.

             (b) The Board may amend or modify the Plan at any time and from time to time. No amendment, modification, or termination of the Plan shall in any manner affect any option granted under the Plan without the consent of the Participant holding the option.

         13. APPROVAL OF PLAN. The Plan shall be subject to the approval of the holders of at least a majority of the shares of Common Stock of the Company present and entitled to vote at a meeting of shareholders of the Company. No option granted under the Plan may be exercised in whole or in part until the Plan has been approved by the shareholders as provided herein. If not approved by shareholders within one year after the Plan is approved by the Board of Directors, the Plan and any options granted hereunder shall become void and of no effect.

         14. EFFECT ON EMPLOYMENT. Neither the adoption of the Plan nor the granting of any option pursuant to it shall be deemed to create any right in any individual to be retained as a Director.

         15. CERTAIN DEFINITIONS.

         A "Change of Control" shall mean (i) consummation of any merger or consolidation with respect to which the Company or any Parent is a constituent corporation (other than a transaction for the purpose of changing the Company's corporate domicile), any liquidation or dissolution of the Company or any sale of all or substantially all of the Company's assets or (ii) a change in the identity of a majority of the members of the Company's Board of Directors within any twelve-month period,


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which change or changes are not recommended by the incumbent directors immediately prior to any such change or changes.

         The "Code" is the Internal Revenue Code of 1986, as amended.

         The "Common Stock" is the common stock of the Company.

         The "Company" is Credit Acceptance Corporation, a Michigan corporation.

         "Director" means a member of the Company's Board of Directors.

         "Disabled" or "Disability" means permanently disabled as defined in
Section 22(e)(3) of the Code.

         "Employee" means an individual with an "employment relationship" with the Company, or any Parent or Subsidiary, as defined in Regulation 1.421-7(h) promulgated under the Code, and shall include, without limitation, employees who are directors of the Company, or any Parent or Subsidiary.

         "Fair Market Value" shall mean the average of the high and low sale prices per share of the Common Stock reported in the Wall Street Journal for the last preceding day on which the Common Stock was traded prior to the date with respect to which the fair market value is to be determined, as determined by the Board of Directors in its sole discretion.

         "Parent" means any "parent corporation" of the Company as defined in
Section 424(e) of the Code.

         "Participant" means a person meeting the qualifications set forth in
Section 3 of the Plan.

         The "Plan" is the Directors Stock Option Plan.

         "Subsidiary" means any "subsidiary corporation" of the Company as defined in Section 424(f) of the Code.





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